Exhibit 99.1

U.S. Energy Corp. Provides Corporate Update including Commencement of Development Program and Complete Debt Repayment

HOUSTON, Texas, September 25, 2024 — U.S. Energy Corporation (NASDAQ: USEG, “U.S. Energy” or the “Company”) a growth-focused company engaged in the operation and development of high-quality producing energy assets, today announced a series of transformational developments and balance sheet updates.

HIGHLIGHTS

■	Recently repaid the entire outstanding balance of credit facility, leaving the Company debt-free.

■	Commenced Kevin Dome development program in Northwest Montana.

■	3rd party contingent and prospective resource report with mid-point Helium estimates of 23.7 BCF and 13.3 BCF, respectively (see table below).

■	3rd party legacy hydrocarbon reserve report of 3.5 Mmboe (100% PDP and 62% oil) and a PV-10 of $50.9 million (see table below).

■	Active share repurchase program with 0.8 million shares, or approximately 3% of outstanding shares, repurchased to date.

■	Available liquidity of approximately $22.0 million.

MANAGEMENT COMMENTARY

“I am pleased to announce that U.S. Energy has achieved multiple key milestones, including initiating our initial development program around our recent transformative transaction, as well as completely paying off the entirety of the Company’s outstanding debt,” said Ryan Smith, U.S. Energy’s Chief Executive Officer. “With U.S. Energy’s current balance sheet profile, combined with cash flow from our legacy operations, we have the financial flexibility to accelerate the development of our newly acquired assets in a highly accretive manner and continue our disciplined capital allocation strategy and commitment to driving value and compelling risk-adjusted returns.

“The initiation of U.S. Energy’s development program marks the beginning of our expansion in the region and our stated objective of becoming a leading integrated gas company. With a strong, conservative financial foundation and clear strategic goal, we are well positioned to deliver results and long-term value to the Company’s shareholders.”

COMMENCEMENT OF DEVELOPMENT PROGRAM

U.S. Energy has commenced the initial development program targeting helium and various other industrial gases across the Kevin Dome structure in Northwest Montana. The Company will target and test several pay zones which it believes to be economic, including multiple Duperow, Souris River, and Flathead formations. U.S. Energy owns approximately 82.5% of the working interest across the Company’s initial development area.

Additionally, the Company continues to make progress on its carbon sequestration initiatives and have begun the planning and engineering phase of U.S. Energy-owned infrastructure to both sequester and monetize carbon. Along with carbon sequestration, U.S. Energy believes there is significant economic upside in its development plan through the monetization of both carbon dioxide and nitrogen to meet the growing demand domestically and plans to pursue these avenues going forward.

INDUSTRIAL GAS OVERVIEW - RESOURCE REPORT

The Company’s position across the Kevin Dome structure in Northwest Montana is supported by a contingent and prospective resource report prepared by a third-party engineering firm.(1)(2)

Contingent Resources
	Discovered Gas initially in Place (Bcf)			Remaining Helium Resource (Bcf)

Formation	1c (Low)	2c (Best)	3c (High)	1c (Low)	2c (Best)	3c (High)

Middle Duperow:	1,293.0	1,947.0	2,904.0	8.1	16.8	31.5

Lower Duperow:	428.2	806.4	1,459.0	2.9	6.9	14.8

Totals:	1,721.2	2,753.4	4,363.0	10.9	23.7	46.3

Prospective Resources
	Undiscovered Gas initially in Place (Bcf)			Remaining Helium Resource (Bcf)

Formation	1u (Low)	2u (Best)	3u (High)	1u (Low)	2u (Best)	3u (High)

Souris River:	428.4	995.3	20.7	3.3	9.1	21.7

Flathead:	114.1	282.6	701.7	1.6	4.2	10.8

Totals:	542.5	1,277.9	722.4	4.9	13.3	32.5

(1)	Gross volumes in the ground before applying any commercial or economic parameters.
(2)	Discovered Gas Initially in Place is raw gas volumes, predominately CO2 and nitrogen, before applying helium content.

LEGACY HYDROCARBON OVERVIEW – RESERVE REPORT

The Company's 2024 SEC proved reserves as of July 1, 2024, as prepared by an independent third-party reserve engineer, were 3.5 Mboe and comprised of 62% oil. The amounts presented below are the present value of the Company's SEC proved reserves, discounted 10% ('PV-10'), as of July 1, 2024, adjusted for all subsequent divestiture activities.

Proved Reserves
	Overview			PV-10 ($mm)(1)

Classification	Oil (Mbo)	Gas (Mmcf)	Total (Mboe)

Proved Developed Producing:	2,543	6,533	3,542	$50.9

Total Proved Reserves:	2,543	6,533	3,542	$50.9

(3)	Mid-year 2024 reserves were run at the SEC twelve-month first day of month average price used for mid-year 2024 of $79.00 per Bbl for oil and $2.33 per Mcf for natural gas.

BALANCE SHEET AND LIQUIDITY UPDATE

During September 2024, U.S. Energy repaid the entire outstanding balance under its existing borrowing base. The Company’s reserves-based credit facility remains unchanged with a $20.0 million undrawn borrowing base. U.S. Energy currently has approximately $2.0 million in cash and expects to fund its development plan through its current liquidity profile, including cash flow from operations.

SHARE REPURCHASE PROGRAM

As previously disclosed, U.S. Energy’s Board of Directors authorized the extension of the Company’s share repurchase program through June 30, 2025. Under the share repurchase program, the Company may purchase up to $5.0 million of its outstanding common stock in the open market, in accordance with all applicable securities laws and regulations. To date, U.S. Energy has repurchased 799,500 shares at a total cost of approximately $0.9 million. The Company anticipates continuing to be active with the share repurchase program going forward.

ABOUT U.S. ENERGY CORP.

We are a growth company focused on consolidating high-quality energy assets in the United States through low-risk development while maintaining an attractive shareholder returns program. We are committed to being a leader in reducing our carbon footprint in the areas in which we operate. More information about U.S. Energy Corp. can be found at www.usnrg.com.

INVESTOR RELATIONS CONTACT

Mason McGuire

Vice President – Finance and Strategy

IR@usnrg.com

(303) 993-3200

www.usnrg.com

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation: (1) the ability of the Company to grow and manage growth profitably and retain its key employees; (2) the ability of the Company to close previously announced transactions and the terms of such transactions; (3) risks associated with the integration of recently acquired assets; (4) the Company’s ability to comply with the terms of its senior credit facilities; (5) the ability of the Company to retain and hire key personnel; (6) the business, economic and political conditions in the markets in which the Company operates; (7) the volatility of oil and natural gas prices; (8) the Company’s success in discovering, estimating, developing and replacing oil and natural gas reserves; (9) risks of the Company’s operations not being profitable or generating sufficient cash flow to meet its obligations; (10) risks relating to the future price of oil, natural gas and NGLs; (11) risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; (12) risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; (13) risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; (14) technological advancements; (15) changing economic, regulatory and political environments in the markets in which the Company operates; (16) general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; (17) actions of competitors or regulators; (18) the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; (19) pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; (20) inflationary risks and recent changes in inflation and interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; (21) risks related to military conflicts in oil producing countries; (22) changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; (23) the amount and timing of future development costs; (24) the availability and demand for alternative energy sources; (25) regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; (26) uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities; (27) risks relating to the lack of capital available on acceptable terms to finance the Company’s continued growth; (28) the review and evaluation of potential strategic transactions and their impact on stockholder value and the process by which the Company engages in evaluation of strategic transactions; and (29) other risk factors included from time to time in documents U.S. Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and future annual reports and quarterly reports. These reports and filings are available at www.sec.gov. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this communication are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.